Exhibit 99.1

CALIBER APPOINTS STEVE DREW

SVP OF MARKETING, STRATEGY, & TECHNOLOGY

SCOTTSDALE, Ariz., July 18, 2024 – Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, announced that Steve Drew has joined the Company as its Senior Vice President of Marketing, Strategy, and Technology. Drew joins Caliber from online private equity real estate investing platform CrowdStreet, where he was a founding team member and most recently served as Vice President, Business & Systems Operations. There, he played a formative role in the development of the technology platform and business strategy that enabled the company to launch and scale.

In this newly created role, Drew will lead Caliber’s strategy to leverage technology to fundamentally transform its fundraising effectiveness and its ability to invest in the best possible real estate assets. His work includes the use of automation and AI to significantly improve Caliber’s execution, reduce its cost structure, expand its reach to accredited investors throughout the U.S., and identify real estate investment opportunities overlooked by the broader market. Drew will report to Ignacio Martinez, Caliber’s Chief Operating Officer.

“Steve’s more than 25 years of experience in the industry is just what Caliber needs as we move forward with our strategic plan,” said Chris Loeffler, CEO of Caliber. “He has jumped right in, quickly identifying actionable steps to optimize our use of technology to improve both the efficiency and effectiveness of our fundraising and marketing operations. Together with Ignacio, who also has a rich background in technology, Caliber has assembled the capabilities to take transformative technologies, like AI and tokenization, and utilize them to achieve our goal of consistent, profitable growth.”

“Technology offers a competitive advantage to agile companies like Caliber. Starting with our fundraising engine, I am confident we can scale to achieve Caliber’s objectives of building national brand reach, recognition, and engagement,” said Drew. “As the firm expands from its retail roots into the wholesale, family office and institutional investor space, we will employ an enhanced technology stack to deliver optimal results via an omnichannel approach. I am excited to share Caliber’s story with a national audience and provide information that enables accredited investors to capitalize on Caliber’s expertise to generate wealth while benefiting communities.”

At CrowdStreet, Drew’s work enabled the company to raise more than $4 billion in deal capital, reach a community of more than 300,000 investors, and syndicate more than 700 commercial real estate deals. Drew accomplished this by architecting, defining, delivering and scaling the company’s Marketplace and SaaS solution, while also building the marketing function, establishing the customer service playbook and later managing operations, systems and IT.

Over his 25 years in the technology space, Drew has held positions in marketing, business development, and product management. He served as Vice President, Marketing and Business Development at Paydici, and Director of Product Management at Sage. Drew currently serves on the Board of Directors at Candlelighters for Children with Cancer.

Drew earned a bachelor’s degree in marketing and management from the University of Wisconsin-Madison and received his MBA from Emory University’s Goizueta Business School. He also has a specialization in International Business from the University of London.

Drew resides in Portland, Oregon with his family.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions typically do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed Caliberco.com and/or invest directly in our Caliber Funds.co.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-
looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Media Relations:
Kelly McAndrew
Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com